Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statements of operations and consolidated balance sheet of International Paper Company (“International Paper”) and the historical consolidated statements of operations and consolidated balance sheet of Temple-Inland, Inc. (“Temple”) to reflect the acquisition of Temple by International Paper. Those historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred as of the respective balance sheet date. The unaudited pro forma condensed combined statement of operations gives effect to the pending acquisition as if it had occurred as of the beginning of the period presented.

•	Unaudited pro forma condensed combined balance sheet as of December 31, 2011;

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011;

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Temple, including the notes thereto, which were filed as an Exhibit to our Current Report on Form 8-K/A dated as of and filed on March 27, 2012, as well as in conjunction with our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. In addition, the preliminary estimated allocation of the purchase price to the assets and liabilities acquired was based on Temple’s publicly reported financial statements and International Paper’s estimates since the acquisition have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in this 8-K/A.

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

(In millions)

	International Paper As of December 31, 2011 (Historical)	Temple- Inland As of December 31, 2011 (Historical)		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets	$10,456	$1,167		$65	(b)	$9,127
				(3	) (c)
				(2,558	) (d)
Plants, properties and equipment, net	11,817	1,647		2,052	(e)	15,516
Forestlands	660	—		—		660
Investments	632	—		—		632
Goodwill	2,346	394		(394	) (f)	4,429
				2,083	(g)
Deferred charges and other assets	1,082	2,736	(a)	38	(h)	3,856

TOTAL ASSETS	$26,993	$5,944		$1,283		$34,220

LIABILITIES AND EQUITY
Current liabilities	$4,738	$677		$(3	) (c)	$5,412
Long-term debt	9,189	2,640	(a)	1,380	(h)	13,261
				52	(i)
Deferred income taxes	2,497	685		780	(j)	3,962
Pension benefit obligation	2,375	479		—		2,854
Postretirement and postemployment benefit obligation	476	101		—		577
Other liabilities	758	394		—		1,152

TOTAL LIABILITIES	20,033	4,976		2,209		27,218
TOTAL EQUITY	6,960	968		(926	) (k)	7,002

TOTAL LIABILITIES AND EQUITY	$26,993	$5,944		$1,283		$34,220

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(In millions, except per share data)

	International Paper For the Year Ended December 31, 2011 (Historical)	Temple- Inland For the Year Ended December 31, 2011 (Historical)		Pro Forma Adjustments		Pro Forma Combined
NET SALES	$26,034	$3,961		$(49	) (m)	$29,946
COST AND EXPENSES
Cost of products sold	18,960	3,465		(40	) (m)	22,385
Selling and administrative expenses	1,887	295		—		2,182
Depreciation, amortization and cost of timber harvested	1,332	—	(l)	147	(n)	1,479
Distribution expenses	1,390	—	(l)	—		1,390
Taxes other than payroll and income taxes	146	—	(l)	—		146
Restructuring and other charges	102	—		50	(o)	152
Net (gains) losses on sales and impairments of businesses	218	39		—		257
Other operating (income) expense	0	30		—		30
Interest expense, net	541	58		97	(p)	696

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY EARNINGS	1,458	74		(303)		1,229
Income tax provision (benefit)	311	31		(104	) (q)	238
Equity earnings (losses), net of taxes	159	—		—		159

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	1,306	43		(199)		1,150
Less: Net earnings attributable to noncontrolling interests	14	—		—		14

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT	$1,292	$43		$(199)		$1,136

BASIC EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.99					$2.63

Average common shares outstanding	432.2					432.2

DILUTED EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.96					$2.60

Average common shares outstanding – assuming dilution	437.0					437.0

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On February 13, 2012, International Paper, upon regulatory approval, completed the previously announced acquisition of Temple. International Paper acquired all of the outstanding common stock of Temple for $32.00 per share in cash and assumed approximately $740 million of Temple’s debt. The total transaction is valued at approximately $4.5 billion. As a condition to allowing the transaction to proceed, the Antitrust Division of the U.S. Department of Justice entered into an agreement with International Paper that requires the divestiture of three containerboard mills, with approximately 970,000 tons of aggregate containerboard capacity, within four months of closing (with the possibility of two 30-day extensions).

The preliminary allocation of the purchase price to the assets and liabilities acquired reflected in Note 2 below is based on Temple’s publicly-reported financial statements and International Paper’s estimates since the acquisition have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, these purchase price allocation pro forma adjustments are preliminary.

2.	Pro Forma Adjustments

The following notes relate to the unaudited pro forma condensed combined balance sheet:

(a)	Includes approximately $2.5 billion of notes receivable in Deferred charges and other assets, and $2.14 billion in non-recourse loans borrowed by Temple and secured only by the $2.38 billion of notes and the letters of credit received when Temple sold its timberlands in 2007.

(b)	Represents the preliminary fair value adjustment for Temple’s inventory.

(c)	Reflects the elimination of intercompany receivables and payables between International Paper and Temple.

(d)	Represents $2.5 billion of acquisition consideration paid from cash on hand. Also represents the payment of debt issuance costs and acquisition costs in cash.

(e)	Represents a preliminary adjustment to value plants, properties and equipment acquired at estimated fair value.

(f)	Represents the elimination of Temple’s pre-acquisition goodwill.

(g)	Represents the preliminary estimated goodwill related to the Temple acquisition.

(h)	Represents the $1.3 billion of long-term debt to finance the acquisition, and the capitalization of $38 million of related debt issuance costs.

(i)	Represents the fair value adjustment of Temple’s debt.

(j)	Represents deferred taxes on the preliminary adjustment of Temple’s plants, properties and equipment and debt to estimated fair value.

(k)	Represents the elimination of Temple’s equity, excluding noncontrolling interest, and the recognition of expense related to transaction costs paid in cash.

The following notes relate to the unaudited pro forma condensed combined statement of operations:

(l)	Temple does not separately disclose amounts for these captions.

(m)	Represents the elimination of sales between Temple and International Paper.

(n)	Represents additional depreciation resulting from the preliminary adjustment of Temple’s plants, properties and equipment to estimated fair value based on a preliminary estimated average useful life of 14 years.

(o)	Reflects expense related to costs to effect the acquisition.

(p)	Represents preliminary estimated additional interest expense incurred in connection with financing the acquisition, plus the straight-line amortization of debt issuance costs incurred to finance the acquisition over the term of the related debt. Also includes amortization related to the fair value adjustment of Temple debt over the life of the related debt.

(q)	Represents the tax effect of the above pro forma adjustments that are deductible based upon a combined statutory federal and state tax rate of 39%.